Exhibit 99.1

The Bancorp Advances Apex 2030

Through Continued Organizational Alignment

WILMINGTON, Delaware, September 4, 2026 – The Bancorp Bank, N.A., a wholly owned subsidiary of The Bancorp, Inc. (NASDAQ: TBBK), today announced the next phase of its ongoing efforts to align its business priorities, operating model, and resources with Apex 2030, its long-term strategic plan.

The Bancorp is restructuring its Small Business Lending business line (“SBL”) and intends to discontinue retail and wholesale new originations by the end of 2026, while continuing to responsibly manage and serve existing SBL customers and the loan portfolio. In addition, staffing adjustments were made across several other areas of the organization as it continues to refine workflows, expand automation and artificial intelligence, optimize costs and allocate capital with discipline and invest in its highest-value strategic priorities.

In connection with these changes, the restructuring will eliminate 64 currently filled positions across the organization, or 9% of the enterprise-wide workforce, and the Company currently estimates that it will incur approximately $5.6 million in charges in connection with the restructuring, consisting primarily of cash expenditures for severance payments, employee benefits, outplacement services, retention payments, and other related costs. The Company expects to recognize $4.5 million of these charges in the third quarter. Separate from the 64 positions eliminated in the restructuring, 16 additional positions have been, or are expected to be, vacated and not backfilled. The discontinuance of these 80 positions is expected to generate approximately $14 million in annualized run-rate savings. Combined with the efforts to reorganize the Institutional Banking business in the fourth quarter of 2025, the Company expects it will generate over $20 million in annualized run-rate savings.

“We have a clear strategic map of where The Bancorp is headed and are making these changes consistent with our fintech pipeline and growth expectations,” said Damian Kozlowski, Chief Executive Officer for The Bancorp. “Advancing Apex 2030 requires us to align our people, capital and technology with the opportunities that offer the greatest potential to create durable value. By simplifying how we operate and building a more focused, technology-enabled organization, we can move faster, serve our partners more effectively and sustain strong performance over the long term. We recognize that these changes affect valued colleagues, and we are grateful for their contributions to The Bancorp.”

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., is defining the future of banking. As one of the first banks to embrace fintech, The Bancorp has been a driving force behind the industry’s evolution, serving as an essential financial enabler of fintech innovation for more than 25 years. Led by its Fintech Solutions business, the company delivers a dynamic portfolio of payment and lending solutions that empowers its clients to turn bold ideas into real-world success.

Ranked by the Nilson Report as the No. 1 issuer of prepaid cards in the U.S. and among the top 10 commercial card issuers, The Bancorp also provides credit solutions through its Institutional Banking, Fleet Management Services, and Real Estate Bridge Lending businesses. Across every line of business, The Bancorp fosters prosperity through the perpetual transformation of banking and aims to drive growth for its clients, investors, employees, and the communities it serves.

For more information, visit thebancorp.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this press release, such as statements relating to the amount of charges and savings from the restructuring, including the anticipated annualized run-rate savings, and the timing of employee departures and completion of the restructuring, are based on management’s current expectations and assumptions about future events that involve inherent risks and uncertainties. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

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Media Relations
Rachel Brick
Director of Strategic Communications
(302) 385-5410
rbrick@thebancorp.com

Investor Relations
Dominic C. Canuso, EVP, Chief Financial Officer
The Bancorp
(302) 385-5220
dcanuso@thebancorp.com

Source: The Bancorp, Inc.